SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 21, 1999


                                  Synetic, Inc.
             (Exact name of Registrant as specified in its charter)


  Delaware                           0-17822                     22-2975182
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


669 River Drive, River Drive Center II, Elmwood, New Jersey           07407
(Address of principal executive offices)                           (Zip Code)


Registrants telephone number, including area code:      (201) 703-3400

                             Exhibit Index on Page 3

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Item 5.  Other Events.

         On July 20, 1999, Synetic, Inc., a Delaware corporation ("Synetic"), and Medical Manager Corporation, a Delaware corporation ("Medical Manager"), issued a press release relating to the proposed merger between Medical Manager and a subsidiary of Synetic pursuant to the Agreement and Plan of Merger, dated as of May 16, 1999 among Synetic, Medical Manager and Marlin Merger Sub, Inc. (the "Merger Agreement"), pending stockholder approval of both Synetic and Medical Manager stockholders. Synetic and Medical Manager announced that, pursuant to the Merger Agreement, an exchange ratio has been set at .625 based on the average closing price of Synetic common stock during the period from and including July 7, 1999 to and including July 20, 1999. Accordingly, on the effective date of the merger, each share of Medical Manager common stock will be converted into the right to receive .625 shares of Synetic common stock.

         A copy of the joint press release issued by Synetic and Medical Manager on July 20, 1999 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.





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                                  EXHIBIT INDEX


Exhibit
  No.       Description
-------     -----------

 99.1       Press Release, dated July 20, 1999.










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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SYNETIC, INC.



Date:    July 21, 1999                 By:   /s/ Charles A. Mele
                                           -------------------------------------
                                           Name:  Charles A. Mele
                                           Title: Executive Vice President --
                                                  General Counsel and Secretary